SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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                           NEW YORK, NY 10022-3897

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                                        October 9, 1997

          HSB Group, Inc.
          HSB Capital I
          c/o HSB Group, Inc.
            One State Street
            Hartford, Connecticut 06102

                         Re:  Registration Statement on Form S-4

          Ladies and gentlemen:

                    We have acted as special tax counsel to HSB
          Group, Inc., a Connecticut corporation (the "Company"), and HSB Capital I, a Delaware business trust (the "Issuer Trust"), in connection with the exchange of up to 110,000 of the Issuer Trust's Global Floating Rate Capital Securities, Series B, liquidation amount $1,000 per preferred security (the "Exchange Capital Securities") for a like liquidation amount of the Issuer Trust's outstanding Global Floating Rate Capital Securities, Series A (the "Original Capital Securities") (the "Exchange Offer"). Pursuant to the Exchange Offer, the Company is offering to exchange up to $110,000,000 aggregate principal amount of its Global Floating Rate Junior Subordinated Deferrable Interest Debentures, Series B, due July 15, 2027 (which date may be shortened, in certain circumstances, to a date not earlier than April 15, 2012) (the "Exchange Debentures") for a like aggregate principal amount of Global Floating Rate Junior Subordinated Deferrable Interest Debentures, Series A, due July 15, 2027 (which date may be shortened, in certain circumstances, to a date not earlier than April 15, 2012) (the "Original Debentures").

                    In rendering our opinion, we have participated in the preparation of the above-captioned registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on the date hereof. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the Registration Statement and certain other documents and the statements and representations made by officers of the Company. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that the transactions related to the exchange of Exchange Capital Securities for Original Capital Securities and Exchange Debentures for Original Debentures will be consummated in the manner contemplated by the Registration Statement.

                    In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurances, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

                    Based solely upon the foregoing, we are of the opinion that, although the summary set forth in the Registration Statement under the heading "Certain Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the exchange of Exchange Capital Securities for Original Capital Securities and Exchange Debentures for Original Debentures, such summary constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of such exchange under current United States federal income tax law.

                    Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the exchange of Exchange Capital Securities for Original Capital Securities or Exchange Debentures for Original Debentures or of any transaction related to or contemplated by the Exchange Offer. This opinion is furnished to you solely for your benefit in connection with the Exchange Offer and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent. We consent to the use of our name under the heading "Validity of Securities" in the Registration Statement. We hereby consent to the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement.
          In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                   Very truly yours,


                                   /S/ Skadden, Arps, Slate, Meagher
                                          & Flom LLP